SECOND AMENDMENT TO
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Amendment") is entered into as of this 31st day of December, 2004 by and among Keystone Consolidated Industries, Inc., a Delaware corporation (the "Company"), FV Steel and Wire Company, a Wisconsin corporation ("FV Steel"), Sherman Wire Company (f/k/a DeSoto, Inc.), a Delaware corporation ("Sherman Wire"), Sherman Wire of Caldwell, Inc., a Nevada corporation ("Caldwell"), J.L. Prescott Company, a New Jersey corporation ("Prescott"), DeSoto Environmental Management, Inc., a Delaware corporation ("DeSoto"; the Company, FV Steel, Sherman Wire, Caldwell, Prescott and DeSoto are, collectively, the "Borrowers" and each, individually, a "Borrower"), the Lenders (as such term is defined below) party hereto, and EWP Financial LLC, a Delaware limited liability company ("EWP Financial"), in its capacity as agent for the Lenders (the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as such term is defined below).

                                    RECITALS

     WHEREAS, on February 26, 2004, the Borrowers filed voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court;

     WHEREAS, on February 27, 2004, the Borrowers entered into that certain Debtor-In-Possession Credit Agreement among the Borrowers, entities party thereto from time to time as lenders (the "Lenders"), and the Agent, as amended by the First Amendment to Debtor-in-Possession Credit Agreement effective as of October 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders agreed to make funds available to the Borrowers from time to time in accordance with the terms and conditions set forth therein;

     WHEREAS, the Borrowers wish to amend the terms of the Credit Agreement; and

     WHEREAS, the Agent and the Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT.

     The definition of "Expiration Date" in Article I of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "Expiration Date" means (a) the earliest of (i) July 31, 2005, (ii) the Plan Effective Date, (iii) the dismissal of the Case, (iv) closing of a Sale of EWP, (v) Lenders' election, in their sole discretion, to terminate the Commitments upon the occurrence and during the continuance of an Event of Default, or (vi) the maturity date of the Congress DIP Facility including any extension thereof; or (b) such later date as may be selected by all of the Lenders in their sole discretion and without further order of the Bankruptcy Court.

     SECTION 2. REPRESENTATIONS AND WARRANTIES.

     Each Borrower hereby represents and warrants to the Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

     2.1 Subject to authorization or approval by the Bankruptcy Court, this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding agreements of such Borrower, enforceable against such Borrower in accordance with their respective terms.

     2.2 All representations and warranties set forth in the Credit Agreement shall be true and correct as of the date of delivery of this Amendment, and upon the effectiveness of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

     2.3 No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

SECTION 3.        MISCELLANEOUS.

     3.1 This Amendment may be executed in one or more counterparts and when signed by all of the parties to this Amendment shall constitute a single binding agreement. Delivery of a counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     3.2 Except as expressly provided in this Amendment, the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.

     3.3 Any term, covenant or agreement of this Amendment may be amended only by a written amendment executed by the parties hereto.

     3.4 On or after the effective date hereof, each reference in the Credit Agreement to this "Agreement", "hereof" or words of like import and all references in any agreements to the Credit Agreement shall, unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby.

     3.5 The Borrowers agree to pay the Agent and the Lenders for all of their costs, fees and expenses (including reasonable fees and expenses of legal counsel) incurred in the preparation, documentation and negotiation of this Amendment.

     3.6 This Amendment shall be binding upon the Borrowers, the Lenders, and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and the benefit of their respective successors and assigns. This Amendment and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.





                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first set forth above.

                                   BORROWERS:

             KEYSTONE CONSOLIDATED INDUSTRIES, INC.


             By:________________________________________
             Name:______________________________________
             Title:_______________________________________

             FV STEEL AND WIRE COMPANY


             By:________________________________________
             Name:______________________________________
             Title:_______________________________________

             SHERMAN WIRE COMPANY


             By:________________________________________
             Name:______________________________________
             Title:_______________________________________

             SHERMAN WIRE OF CALDWELL, INC.


             By:________________________________________
             Name:______________________________________
             Title:_______________________________________

             J.L. PRESCOTT COMPANY


             By:________________________________________
             Name:______________________________________
             Title:_______________________________________




  [signature page to Second Amendment to Debtor-In-Possession Credit Agreement]

                         DESOTO ENVIRONMENTAL MANAGEMENT, INC.


                         By:________________________________________
                         Name:______________________________________
                         Title:_______________________________________

                         AGENT AND LENDERS:
                         -----------------

                         EWP FINANCIAL LLC, as Agent and as a Lender


                         By:________________________________________
                         Name:______________________________________
                         Title:_______________________________________






















  [signature page to Second Amendment to Debtor-In-Possession Credit Agreement]